UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967
(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)

(954) 835-1500

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Item 3.02. Unregistered Sales of Equity Securities.

On November 30, 2010, Bioheart, Inc. (the “Company”) received subscription agreements of the holders of the Company’s promissory notes in having an aggregate principal balance of $1,342,620.10, pursuant to which the holders agreed to exchange a portion of the aggregate principal balance, in the amount of $1,017,620.10 in the aggregate, as consideration for the issuance of 6,784,140 shares of the Company’s common stock, or a price per share of $0.15, together with warrants for the purchase of a total of 3,392,070 shares of the Company’s common stock at an exercise price per share of $0.18. A copy of the form of subscription agreement and warrant are filed herewith as exhibits.

In connection with the common stock issuance, the subscribers received “piggyback” registration rights exercisable under certain circumstances more particularly set forth in the Registration Rights Agreement entered into with each noteholder. A copy of the form of Registration Rights Agreement is filed herewith as an exhibit.

Item 9.01 Exhibits.

Exhibit Number	Description
10.1	form of Subscription Agreement executed as of November 30, 2010 by the Company with each noteholder.
10.2	form of common stock purchase Warrant issued as of November 30, 2010 by the Company to each noteholder.
10.3	form of Registration Rights Agreement executed as of November 30, 2010 by the Company with each noteholder

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2010

BIOHEART, INC.
By:	/s/ Mike Tomas
Mike Tomas
President and Chief Executive Officer

Exhibits

10.1	form of Subscription Agreement executed as of November 30, 2010 by the Company with each noteholder.
10.2	form of common stock purchase Warrant issued as of November 30, 2010 by the Company to each noteholder.
10.3	form of Registration Rights Agreement executed as of November 30, 2010 by the Company with each noteholder.